EXHIBIT 99.16

INDEMNIFICATION AGREEMENT

(Advisor)

              THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of December 29, 2004, by and between Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), and the undersigned, an individual (the "Indemnitee").

              WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of September 10, 2004 (the "Merger Agreement"), by and among the Company, IRRETI Acquisition 1, Inc., IRRETI Acquisition 2, Inc., IRRETI Acquisition 3, Inc., IRRETI Acquisition 4, Inc., Inland Mid-Atlantic Management Corp. ("Mid-Atlantic"), Inland Southern Management Corp. ("Southern"), Inland Southeast Property Management Corp. ("Southeast"), Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), Inland Real Estate Investment Corporation, certain shareholders of Mid-Atlantic, Southern and Southeast (collectively, the "Manager Shareholders"), Daniel Goodwin, not personally, but solely as agent for certain shareholders, and The Inland Group, Inc. (for limited purposes).

              WHEREAS, pursuant to the Merger Agreement, IRRETI Acquisition 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, will merge with and into the Advisor (the "Subsidiary"), with the Subsidiary being the surviving corporation (the "Merger").

              WHEREAS, the Indemnitee has previously served as a member of the Board of Directors (the "Board") of the Subsidiary and/or as an officer of the Subsidiary.

              WHEREAS, it is a condition to the closing of the transactions contemplated by the Merger Agreement that the Company provide indemnification and advancement rights to the Indemnitee for any and all acts taken or omitted to be taken by the Indemnitee in his capacity as a member of the Board and/or as an officer of the Subsidiary prior to the effective time of the Merger (the "Effective Date"), and in accordance with the Certificate of Incorporation and By-Laws of the Subsidiary and the Delaware General Corporation Law (the "Act").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee agree as follows:

              Section 1. Indemnification Rights in a Civil or Criminal Action. The Company hereby agrees to indemnify and hold harmless the Indemnitee for any and all acts taken or omitted to be taken by the Indemnitee in his capacity as a member of the Board and/or officer of the Subsidiary prior to the Effective Date to the exact same extent and manner that Subsidiary would be required to indemnify its officers and directors as provided in the certificate of incorporation and bylaws of Subsidiary, immediately prior to the Effective Date, the relevant sections of which are attached hereto as Exhibit A. This Section shall be inapplicable to indemnification claims against Indemnitee in his capacity as a former stockholder under Section 9.2(d)-(f) of the Merger Agreement.

              Section 2. Determination of Right of Indemnification. Any indemnification under Section 1 hereof (unless ordered or determined appropriate or proper by a court) with respect to any action shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standards of conduct and satisfied the conditions to indemnification set forth in Section 1 hereof. Such determination shall be made (a) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding or (b) if there are no such directors, a majority of such directors decide to delegate such determination to Independent Legal Counsel (as defined below) or the Board declines to provide indemnification or fails to make such determination within 60 days of the written request of Indemnitee therefor, and such Indemnitee believes indemnification is warranted, then by Independent Legal Counsel in a written opinion. "Independent Legal Counsel" shall be determined as follows: Indemnitee shall provide the Company with a list of three recognized law firms with lawyers with significant experience in advising clients or litigating director or officer indemnification claims on behalf of the parties who allegedly provided or denied indemnification coverage (collectively, the "Law Firms"). None of the Law Firms shall have provided, within the then previous five years, any legal services to any of the Indemnitee, the Company or his, her or its Affiliates (as defined in Merger Agreement). The Company shall then select one of the Law Firms to provide the determination described immediately above. Any determination of indemnification made pursuant to this Section 2 shall be final and non-appeallable absent manifest error.

              Section 3. Advances of Expenses. Any advancement of expenses shall be in accordance with the provisions of the attached Exhibit A. The Company shall have the right to pay the party providing the services directly.

              Section 4. Other Rights and Remedies. The indemnifications provided by this Agreement (a) shall not be deemed exclusive of, and shall not affect, any other rights to which the Indemnitee may be entitled under any law or agreement or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity while holding such office, and (b) shall continue for a period of ten (10) years after the date hereof and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

              Section 5. Maintenance of Defense by the Company. The Company may, at its sole cost and expense, defend the Indemnitee, with counsel previously approved in writing by Indemnitee, which approval shall not be unreasonably withheld or delayed, in any civil or derivative action; provided that (i) the Board has determined as contemplated by Section 1 that indemnification of Indemnitee with respect to such action is proper and (ii) the Indemnitee shall have the right to select counsel of his choice if Indemnitee reasonably believes (upon written advice of counsel) that there exists an actual conflict of interest or that Indemnitee has defenses that conflict with or are in addition to those available to the Company. Indemnitee shall have the exclusive right to select counsel of his choice in any criminal action for which indemnity may be available hereunder.

              Section 6. Settlement. Notwithstanding anything contained in this Agreement to the contrary, the Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any claim, action, suit, appeal, proceeding or investigation, whether civil or administrative, and whether internal or external, including, an action or suit brought by or in the right of the Subsidiary, effected or entered into without the Company's prior written consent. The Company shall not settle any claim, action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including without limitation, a grand jury proceeding or an action or suit brought by or in the right of the Subsidiary, in any manner which would impose any fine or any obligation on the Indemnitee without the Indemnitee's prior written consent. Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement of any civil or derivative action; provided that no prior written consent will be required by the Indemnitee to the extent that such settlement expressly releases Indemnitee from all liability relating to such action and no prior written consent will be required by the Company to the extent that the Company is expressly released from all liability relating to such action pursuant to such settlement.

              Section 7. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: when delivered personally or by commercial messenger; one business day following deposit with a nationally-recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method of delivery provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, to:

Inland Retail Real Estate Trust, Inc.
200 Waymont Circle
Suite 126-10
Lake Mary, Florida 32746
Attention: Barry Lazarus
Fax: 407-688-6543

Inland Retail Real Estate Trust, Inc.
2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Michael Moran
Fax: (630) 218-4900

with copies to:
Duane Morris LLP 227 West Monroe, Suite 3400 Chicago, Illinois 60606 Attention: David J. Kaufman Fax: (312) 499-6701
If to the Indemnitee, to:
Name: G. Joseph Cosenza Address: c/o Inland Real Estate Acquisitions, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Fax: 630-218-4935

              Section 8. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa. If there is any conflict in terms between this Agreement and Exhibit A, the terms of this Agreement shall control.

              Section 9. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws principles.

              Section 10. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the applicable court of the State of Delaware (or another state court of such state if it is determined that the Court of Chancery does not have jurisdiction over such action).

              Section 11. Entire Agreement. This Agreement and the documents referred to herein and delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior agreements, understandings or letters of intent between or among the parties hereto, except as contemplated by Section 4 hereof.

              Section 12. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable or unless it materially alters the intent of the parties.

              Section 13. Further Assurances. The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

              Section 14. Enforcement of this Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default and to other equitable relief, including, without limitation, specific performance, with a bond or other form of security not being required and specifically waived by the parties.

              Section 15. Parties in Interest. This Agreement shall be (i) binding upon and inure to the benefit of and be enforceable by all successors and assigns of the Company (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of business or assets of the Company) and (ii) shall be binding on and inure to the benefit of and be enforceable by all successors, spouses, the heirs, executors, administrators and personal and legal representatives of Indemnitee. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve in the capacities specified herein.

              Section 16. Assigns. No party to this Agreement can assign its rights hereunder without the prior written consent of the other parties; provided, however, that the consent of the Indemnitee to any assignment of this Agreement by the Company shall not be required in connection with or with respect to any sale of all or substantially all of the assets of the Company, or any merger, reorganization or other similar business transaction involving the Company, so long as the successor, in the case of a sale of all or substantially all of the assets, reorganization or other similar business transaction affirmatively assumes the obligations of the Company hereunder and provides Indemnitee with an executed copy of such assumption agreement.

              Section 17. Presumption against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

              Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

              Section 19. Facsimile Signatures. A facsimile signature on the signature pages hereto shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original.

              Section 20. Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any act or omission made before the Effective Date but the claim for indemnification hereunder is made on or after the date hereof.

              Section 21. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by each of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement in duplicate as of the day and year first set forth above.

COMPANY:

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus Name: Barry L. Lazarus Title: President

INDEMNITEE:

/s/ G. Joseph Cosenza G. Joseph Cosenza